UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

Stratasys, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13400	36-3658792
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7665 Commerce Way, Eden Prairie, Minnesota		55344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 937-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders on April 28, 2011 (the “Annual Meeting”).

(1)  The following directors, constituting all of our directors, were elected at the meeting to serve until their respective successors are duly elected and qualified.  The directors elected at the Annual Meeting received the number of votes set forth opposite their respective names:

	Number of	Number of
Name	Votes For	Votes Withheld
S. Scott Crump	16,820,631	242,187
Ralph E. Crump	16,826,318	236,500
Edward J. Fierko	16,812,575	250,243
John J. McEleney	16,857,213	205,605
Clifford H. Schwieter	16,784,214	278,604
Gregory L. Wilson	16,051,100	1,011,718

(2)  Our stockholders approved the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2011. The following number of votes were cast for or against the appointment, abstained from voting or represent broker non-votes:

For	19,744,856
Against	6,634
Abstain	4,756
Broker Non-Votes	0

(3)  Our stockholders approved a non-binding advisory vote on compensation paid to executive officers for 2011.  The following number of votes were cast for or against the compensation paid to executive officers, abstained from voting or represent broker non-votes:

For	16,794,127
Against	27,960
Abstain	240,731
Broker Non-Vote	2,723,428

(4)  Our stockholders took a non-binding advisory vote to establish the frequency of the submission to stockholders of the non-binding advisory vote on compensation paid to executive officers.  The following number of votes were cast in favor of one year, two years or three years or abstained from voting.

1 Year	15,305,090
2 Years	11,170
3 Years	1,510,083
Abstain	236,475

In light of the vote on proposal number 4 and the recommendation of the Board of Directors, the Company has decided that it will include a shareholder advisory vote on named executive officer compensation in its proxy materials every year until the next required vote on the frequency of shareholder votes on named executive officer compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATASYS, INC.
(Registrant)

Date: May 4, 2011	By:	/s/ Robert F. Gallagher
Name: Robert F. Gallagher
Title: Chief Financial Officer